                                                               Exhibit 21


                     SUBSIDIARIES OF THE REGISTRANT

Sylvan Inc., a Nevada corporation, has the domestic and international subsidiaries listed below. All are wholly owned except as noted. Certain international subsidiaries are not named because they are not significant in the aggregate. Sylvan Inc. has no parent.

                                                                           State/Country of Incorporation
                                                                           ------------------------------
Quincy Corporation                                                                   Florida
Somycel S.A.                                                                         France
Sylvan Africa (Pty) Ltd                                                              South Africa
Sylvan America, Inc.                                                                 Nevada
Sylvan America, Inc.                                                                 Pennsylvania
Sylvan Communications, Inc.                                                          California
Sylvan Export Corporation                                                            Barbados
Sylvan Foods, Inc.                                                                   Pennsylvania
Sylvan Foods (France) S.A.                                                           France
Sylvan Foods (Netherlands) B.V.                                                      The Netherlands
Sylvan Holdings Pty Ltd. (a)                                                         Australia
Sylvan Horst B.V. (b)                                                                The Netherlands
Sylvan Hungaria KFT                                                                  Hungary
Sylvan Italia S.r.l.                                                                 Italy
Sylvan Nederlands B.V.                                                               The Netherlands
Sylvan Pilz AG                                                                       Switzerland
Sylvan Polska Sp. z.o.o.                                                             Poland
Sylvan Spawn Laboratory Hungary Ltd.                                                 Hungary
Sylvan Spawn Limited                                                                 England
Sylvan Tarim Urunleri Sanayi Ve Ticaret Limited Sirketi (c)                          Turkey
Tartarin S.A.                                                                        France
White Queen Ltd. (d)                                                                 England
Worthington Holdings, Inc. (formerly Moonlight Mushrooms, Inc.)                      Pennsylvania

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(a)      49% ownership
(b)      75% ownership
(c)      60% ownership
(d)      55% ownership